UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 19, 2004

BIOMET, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-12515	35-1418342
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

56 East Bell Drive Warsaw, Indiana		46582
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (574) 267-6639

Item 2.    Acquisition or Disposition of Assets

        On March 19, 2004, Biomet, Inc. successfully completed its agreement with Merck KGaA, Darmstadt, Germany (“Merck”) to acquire Merck’s 50% limited partner interest in the Biomet-Merck joint venture, BioMer C.V. (a Dutch limited partnership), for an aggregate purchase price of $300 million in cash. The purchase price was determined through arms-length negotiations between the parties and was paid out of Biomet’s currently available cash. The transaction has now been completed subject only to the receipt of clearance from the competition authorities in certain European jurisdictions.

        Biomet and Merck formed the joint venture in 1998 to manufacture, market and sell orthopedic and biomaterials products primarily in Europe.

Item 7.    Financial Statements and Exhibits

        The following exhibits are filed as a part of this report:

        (a)         Not applicable.

        (b)         Not applicable.

        (c)         Exhibits

10.1	Purchase and Substitution Agreement dated March 19, 2004 by and among Merck KGaA, Biomet, Inc., BioHoldings UK Ltd., and Biomet Europe Ltd.

99.1	Press Release dated March 22, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2004	Biomet, Inc. By: /s/ Garry L. England Gary L. England Senior Vice President — Warsaw Operations

Exhibit Index

Exhibit No. 10.1 99.1	Description Purchase and Substitution Agreement dated March 19, 2004 by and among Merck KGaA, Biomet, Inc., BioHoldings UK Ltd., and Biomet Europe Ltd. Press Release dated March 22, 2004